EXHIBIT 21

SUBSIDIARIES OF CONDUENT INCORPORATED

The following companies are subsidiaries of Conduent Incorporated as of December 31, 2024. Unless otherwise noted, a subsidiary is a company in which Conduent Incorporated or a subsidiary of Conduent Incorporated holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Conduent Healthy Communities Corporation	California
Conduent BPO Services, LLC	Delaware
Conduent EDI Solutions, Inc.	Delaware
Conduent Global, Inc.	Delaware
Conduent Health Administration, Inc.	Delaware
Conduent Human Resource Services, LLC	Delaware
Conduent IA, LLC	Delaware
Conduent Lending, Inc.	Delaware
Conduent Middle East, Inc.	Delaware
Conduent TradeOne Marketing, Inc.	Delaware
Conduent Securities, LLC	Delaware
Conduent Finance, Inc.	Delaware
Conduent Payment Integrity Solutions, Inc	Delaware
Conduent Public Health Solutions, Inc.	Delaware
Conduent Business Services, LLC	Delaware
Conduent Education Services, LLC	Delaware
Conduent Export LLC	Delaware
Conduent Federal Solutions, LLC	Delaware
Conduent Mortgage Services, Inc.	Delaware
Conduent Credit Balance Solutions, LLC	Delaware
Conduent State Healthcare, LLC	Delaware
Conduent Parking, LLC	Delaware
Conduent Public Safety, LLC	Delaware
Conduent Healthcare Knowledge Solutions Inc.	Florida
Conduent Transport Solutions, Inc.	Georgia
Conduent Image Solutions, Inc.	Louisiana
Conduent Commercial Solutions, LLC	Nevada
Conduent Patient Access Solutions, LLC	New Jersey
Conduent State & Local Solutions, Inc.	New York
Conduent HR Services, LLC	Pennsylvania
Conduent Securities Services, Inc.	Texas
Conduent Legal & Compliance Solutions, LLC	Texas
Conduent Business Process Optimization Services, Inc.	Texas
Conduent Heritage, LLC	Virginia
Conduent Learning Services, Inc.	Washington
Conduent Wireless Data Services North America, Inc.	Washington
Conduent Care and Quality Solutions, Inc.	Wisconsin
Eagle Connect Sh.p.k.	Albania
Voice Star Sh.p.k.	Albania
Consilience Software Australasia Pty Ltd	Australia
Conduent Business Services (Australia) PTY. LTD.	Australia

EXHIBIT 21

Conduent Victoria Ticketing System PTY LTD	Australia
Affiliated Computer Services International (Barbados) Limited	Barbados
Conduent Servicos de Terceirizacao de Processos de Negocios Ltda.	Brazil
Conduent Consultoria e Servicos de Recursos Humanos Ltda.	Brazil
Conduent do Brasil Servicos de Call Center Ltda.	Brazil
Conduent Business Services Canada, Inc./Services D’affaires Conduent Canada Inc.	Canada
Conduent Colombia S.A.	Colombia
Conduent Czech Republic s.r.o.	Czech Republic
Conduent Business Process Solutions (France) SAS	France
Conduent Business Solutions (France) SAS	France
ACS Holdings (Germany) GmbH	Germany
Conduent Germany Holding GmbH	Germany
Conduent Communication Center GmbH	Germany
Conduent Customer Service GmbH	Germany
Conduent Multimedia GmbH	Germany
Conduent Service Center GmbH	Germany
Conduent Technical Service GmbH	Germany
Conduent Greece Single Member Limited Liability Company	Greece
Conduent Business Services de Guatemala, Sociedad Anonima	Guatemala
MedRisk Guatemala, Sociedad Anónima	Guatemala
ACS China Solutions Hong Kong Limited	Hong Kong
Caclsoopsb India Private Limited	India
Conduent Business Services India LLP	India
Conduent Business Services Italy S.r.l.	Italy
Conduent Business Solutions Italia, S.p.A.	Italy
Conduent Solutions (Jamaica) Limited	Jamaica
Conduent Jamaica Limited	Jamaica
Sia Rigas Karte	Latvia
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg
Conduent Business Services Malaysia Sdn. Bhd.	Malaysia
Conduent de Mexico, S.A. de C.V.	Mexico
Conduent Solutions Mexico, S. de R.L. de C.V.	Mexico
Affiliated Computer Services International B.V.	Netherlands
Conduent Transit Holdings, B.V.	Netherlands
Conduent Netherlands Holding B.V.	Netherlands
Conduent Netherlands B.V.	Netherlands
ACS Solutions Peru S.A.	Peru
Conduent Business Services Philippines, Inc.	Philippines
Conduent Solutions Philippines, Inc.	Philippines
Conduent Poland Sp. z.o.o.	Poland
Conduent Business Solutions of Puerto Rico, Inc.	Puerto Rico
Conduent Business Services Romania S.r.l.	Romania
Conduent (PTY) LTD	South Africa

EXHIBIT 21

Conduent Business Services, S.L.	Spain
Conduent Holdings (St. Lucia) Ltd.	St. Lucia
Conduent Business Services Switzerland GmbH	Switzerland
Conduent Business Solutions AG	Switzerland
Conduent Turkey Musteri Hizmetleri Limited Sirketi	Turkey
Conduent Business Process Solutions Limited	United Kingdom
Conduent Business Services UK Limited	United Kingdom
Conduent Public Sector UK Limited	United Kingdom